Exhibit 99.1

For release: November 7, 2025

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports Third Quarter 2025 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues for the quarter ended September 30, 2025 totaled $382,661,000 compared to $340,198,000 for the quarter ended September 30, 2024, an increase of 12.5%. The increase in net operating revenues for the third quarter of 2025 compared to the third quarter of 2024 was due to an 8.7% increase in same-facility net operating revenues, as well as the August 1, 2024 acquisition of White Oak Management, Inc. (“White Oak”).

For the quarter ended September 30, 2025, the reported GAAP net income attributable to NHC was $39,239,000 compared to $42,789,000 for the same period in 2024. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2025 was $24,744,000 compared to $19,910,000 for the same period in 2024, an increase of 24.3% (*). The GAAP diluted earnings per share were $2.50 and $2.73 for the quarters ending September 30, 2025 and 2024, respectively. Adjusted diluted earnings per share were $1.58 and $1.27 for the quarters ending September 30, 2025 and 2024, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

As of November 1, 2025, NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,329 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 777 units, three behavioral health hospitals, 34 homecare agencies, and 33 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenues:
Net patient revenues	$370,989	$328,674	$1,095,945	$894,415
Other revenues	11,672	11,524	35,323	34,172
Government stimulus income	-	-	-	9,445
Net operating revenues and grant income	382,661	340,198	1,131,268	938,032

Costs and expenses:
Salaries, wages and benefits	233,176	213,395	687,840	576,609
Other operating	96,604	82,509	281,004	238,092
Facility rent	11,345	10,886	34,038	31,804
Depreciation and amortization	11,158	10,619	33,151	30,543
Total costs and expenses	352,283	317,409	1,036,033	877,048

Income from operations	30,378	22,789	95,235	60,984

Non-operating income	4,660	4,224	13,871	14,865
Interest expense	(1,456)	(1,742)	(5,555)	(1,788)
Unrealized gains on marketable equity securities	20,827	32,767	26,748	56,290

Income before income taxes	54,409	58,038	130,299	130,351
Income tax provision	(13,400)	(15,338)	(32,887)	(34,294)
Net income	41,009	42,700	97,412	96,057

Net income attributable to noncontrolling interest	(1,770)	89	(2,246)	(211)

Net income attributable to National HealthCare Corporation	$39,239	$42,789	$95,166	$95,846

Net income per common share
Basic	$2.53	$2.78	$6.15	$6.23
Diluted	$2.50	$2.73	$6.10	$6.15

Weighted average common shares outstanding
Basic	15,484,464	15,411,680	15,461,804	15,384,758
Diluted	15,664,530	15,667,321	15,613,505	15,576,294

Dividends declared per common share	$0.64	$0.61	$1.89	$1.81

Balance Sheet Data	September 30	December 31
(in thousands)	2025	2024
	(unaudited)

Cash, cash equivalents and marketable securities	$297,383	$216,185
Restricted cash, cash equivalents and marketable securities	161,299	163,795
Current assets	493,519	424,408
Property and equipment, net	675,169	684,289
Total assets	1,572,142	1,524,429
Current liabilities, excluding current long-term debt	274,859	227,297
Current and long-term debt	73,125	137,000
NHC stockholders' equity	1,052,979	980,161

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Selected Operating Statistics

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2025		2024	2025		2024
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$613.12		$578.12	$613.35		$579.24
Managed Care	417.32	(2)	459.94	452.02	(2)	459.64
Medicaid	284.60		290.00	284.25		274.44
Private Pay and Other	334.71		323.36	337.64		315.09

Average Skilled Nursing Per Diem	$350.85		$350.85	$357.42	(1)	$344.76	(1)

Skilled Nursing Patient Days:
Medicare	82,501		79,957	252,370		235,715
Managed Care	81,338		70,635	247,999		199,023
Medicaid	369,895		344,940	1,102,224		906,265
Private Pay and Other	206,639		177,846	585,435		485,523

Total Skilled Nursing Patient Days	740,373		673,378	2,188,028	(1)	1,826,526	(1)

(1) NHC exited three skilled nursing facilities in Missouri on March 1, 2024. For the nine months ended September 30, 2024, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $275.64 and 20,267 patient days.

(2) For the three and nine months ended September 30, 2025, the average Managed Care skilled nursing per diem is lower due to the delayed timing of incentive quality payments from our NHC Advantage managed care program.  Excluding the incentive quality payments from NHC Advantage, the average Medicare Advantage per diem increased 2.7% during the third quarter of 2025 compared to the same period a year ago.  For the nine months ending September 30, 2025, the average Medicare Advantage per diem increased 5.3% compared to the same period a year ago.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
	(unaudited)		(unaudited)

Net income attributable to National Healthcare Corporation	$39,239	$42,789	$95,166	$95,846
Non-GAAP adjustments
Unrealized gains on marketable equity securities	(20,827)	(32,767)	(26,748)	(56,290)
Operating results for newly-opened operations not at full capacity	-	120	-	140
Gains on sale of assets	-	-	(3,606)	(1,024)
Stock-based compensation expense	1,239	1,093	3,499	3,062
Acquisition-related expenses	-	637	-	2,831
Employee retention credit	-	-	-	(9,445)
Income tax provision on non-GAAP adjustments	5,093	8,038	6,982	15,789
Non-GAAP Net income	$24,744	$19,910	$75,293	$50,909

GAAP diluted earnings per share	$2.50	$2.73	$6.10	$6.15
Non-GAAP adjustments
Unrealized gains on marketable equity securities	(1.33)	(2.09)	(1.71)	(3.59)
Operating results for newly-opened operations not at full capacity	-	0.01	-	0.01
Gains on sale of assets	-	-	(0.23)	(0.07)
Stock-based compensation expense	0.08	0.07	0.22	0.20
Acquisition-related expenses	-	0.04	-	0.18
Employee retention credit	-	-	-	(0.62)
Income tax provision on non-GAAP adjustments	0.33	0.51	0.45	1.01
Non-GAAP diluted earnings per share	$1.58	$1.27	$4.83	$3.27

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